Exhibit 99.2

RETIREMENT TRANSITION AGREEMENT AND RELEASE

This Retirement Transition Agreement and Release (“Agreement”) is made and entered into as of June     , 2013 by and between Texas Capital Bancshares, Inc. (“TCBI”), which is the holding company of Texas Capital Bank, N.A. (“TCB”) (TCBI and TCB shall be collectively referred to herein as the “Company”), and George F. Jones, Jr. (“Executive”). The Company and Executive are referred to in this Agreement as the “Parties.”

WHEREAS, Executive has been employed as President and Chief Executive Officer of TCBI and Chief Executive Officer of TCB.

WHEREAS, Executive entered into an Executive Employment Agreement with TCBI as of December 31, 2008 (the “Employment Agreement”);

WHEREAS, Executive believes it is appropriate to transition his position as Chief Executive Officer of TCB to his successor effective on June 11, 2013, and to transition his position as President and Chief Executive Officer of TCBI effective as of December 31, 2013 to his successor (the “Separation Date”); and

WHEREAS, the Parties desire to finally, fully and completely resolve all disputes that now or may exist between them concerning Executive’s hiring, employment and separation from the Company and all disputes arising from or during Executive’s employment, Employment Agreement, any benefits, bonuses and compensation connected with such employment, and all other disputes that the Parties may have for any reason.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. End of Executive’s Employment and the Employment Agreement. Executive agrees that during the period commencing on the Effective Date (as defined in Section 18 below), and ending on the Separation Date, Executive shall assist with the transition of Executive’s current duties and responsibilities as President and Chief Executive Officer of TCBI and as Chief Executive Officer of TCB to his successor. Executive agrees to voluntarily resign from his position as Chief Executive Officer of TCB effective on June 11, 2013, and voluntarily resign from his position as President and Chief Executive Officer of TCBI and as a member of the TCBI and TCB board of directors as of the Separation Date. Executive’s employment with the Company shall terminate on the Separation Date. Prior to the Separation Date, Executive shall serve as President and Chief Executive Officer of TCBI, and as Vice Chairman of TCB until the Separation Date, shall continue to attend to his employment duties, as modified by this Agreement, and act in the normal course and scope of his employment, and, to the extent Executive remains employed during such period, the Company shall continue to pay Executive his base salary in accordance with Section 5(a) of the Employment Agreement. Effective as of the Separation Date, all of Executive’s director and officer positions with the Company and its affiliates and subsidiaries, including his position as President and Chief Executive Officer of TCBI and as Vice Chairman of TCB, shall terminate. Executive shall execute all documents and

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take such further steps as may be required to effectuate such termination(s). Executive agrees that Executive shall not make any representations or execute any documents, or take any other actions, on behalf of the Company as of or at any time after the Separation Date. Executive agrees that this Agreement fully supersedes any and all prior agreements relating to Executive’s employment, compensation and equity with the Company, all of which shall terminate upon the Separation Date including but not limited to the Employment Agreement (except for the Surviving Provisions defined below in Section 7 or except as otherwise expressly provided by this Agreement). In the event Executive’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), or due to Executive death or “Total and Permanent Disability” (as defined by TCBI’s 2010 Long-Term Incentive Plan or any successor plan thereto (the “2010 Plan”)) prior to the Separation Date, the Company agrees to (i) pay Executive (or, if applicable, his estate or legal guardian), a lump sum cash payment on the first payroll date immediately following the date that is sixty (60) days of his termination date equal to the base salary that would have been paid to Executive had he remained employed during the period between his termination of employment and the Separation Date; and (ii) provide the payments and benefits to Executive set forth in Section 2(i) below.

2. Certain Payments and Benefits.

(a) Severance Payments. Within thirty (30) days of the Separation Date (and, in all events, within the time periods required by applicable law), the Company shall pay Executive (i) his Base Salary (as such term is defined in the Employment Agreement) accrued through the Separation Date, (ii) any accrued but unused vacation through the Separation Date, and (iii) any reasonable and qualified unreimbursed expenses properly incurred prior to the Separation Date provided Executive submits the expenses for reimbursement to the Company before the Separation Date (the “Accrued Obligations”). Except as otherwise provided by Section 2(h), Section 2(i), and Section 7 and subject to and conditioned upon, the execution and delivery by Executive of the release agreement attached hereto as Exhibit A (the “Release”) within thirty (30) days of the Separation Date, the Company agrees to pay Executive (collectively, the “Severance Payments”):

(1) One Million Four Hundred Forty Thousand Dollars ($1,440,000), less applicable taxes, withholdings and deductions, in accordance with the Company’s normal payroll practices, in accordance with the following schedule (i) Three Hundred Sixty Thousand ($360,000) shall be paid on the first payroll date in 2014 that is on or after March 1, 2014 and prior to March 15, 2014; and (ii) the remaining One Million Eighty Thousand dollars ($1,080,000) shall be paid in equal installments over the eighteen month period beginning on July 1, 2014, with the first payment beginning on the first payroll that is on or after July 1, 2014;

(2) A lump sum cash payment in 2014 (to be paid on or before March 15, 2014) equal to the bonus Executive would have otherwise been entitled to under the Company’s bonus plan in effect for 2013 had he remained employed through the date the bonus is paid, based on Executive’s actual achievement of the performance objectives established for 2013;

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(3) A lump sum cash payment in 2015 (to be paid on or before March 15, 2015) equal to (i) the amount of the target bonus percentage achieved by the Company’s then-Chief Executive Officer with respect the 2015 performance year, multiplied by (ii) $720,000; and

(4) A lump sum cash payment in 2016 (to be paid on or before March 15, 2016) equal to (i) the amount of the target bonus percentage achieved by the Company’s then-Chief Executive Officer with respect the 2016 performance year, multiplied by (ii) $720,000.

Executive agrees that the Severance Payments are in addition to any pay and/or benefits to which he is otherwise entitled. Each payment of the Severance Payments made in accordance with this Section 2(a) shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent Section 409A of the Code applies to such payments.

(b) Equity Awards.

(1) Executive’s retirement as President and Chief Executive Officer of TCBI and as Chief Executive Officer of TCB as described in this Agreement will not affect the rights that Executive may have pursuant to any awards granted prior to such retirement under the 2010 Plan, or any predecessor plan thereto. Except as otherwise provided by this Section 2(b)(1) and Section 2(b)(3), all restricted stock units, stock appreciation rights, or stock options previously granted to Executive and outstanding as of the Separation Date shall continue to be governed by the terms and conditions of the underlying award agreements for each such grant, provided, however, that, subject to and conditioned upon, the execution and delivery by Executive of the Release, TCBI agrees to amend the restricted stock unit agreements set forth on Exhibit B hereto prior to the Separation Date to provide that such awards shall not be forfeited on the Separation Date, and shall continue to vest in accordance with their terms.

(2) Prior to the Separation Date, subject to and conditioned upon, the execution and delivery by Executive of the Release and subject to Section 7, TCBI agrees to grant Executive (i) a restricted stock unit award agreement with respect to 30,000 shares of TCBI’s common stock, 60% of which will vest and be paid solely in cash upon the achievement of certain performance objectives as established by the Board (or a duly authorized committee thereof) in its sole discretion, and 40% of which will be paid in cash on February 15, 2017; and (ii) a restricted stock unit award agreement with respect to 30,000 shares of TCBI’s common stock, 60% of which will vest and be paid solely in cash upon the achievement of certain performance objectives as established by the Board (or a duly authorized committee thereof) in its sole discretion, and 40% of which will be paid in cash on February 15, 2018 (collectively, the awards in (i) and (ii) referred to herein as the “New RSUs”). The restricted stock unit award agreements for the New RSUs shall provide that the New RSUs, to the extent unvested, shall become 100% vested and payable in cash within thirty (30) days of the first to occur of the following events, provided that Executive has not violated any of the Surviving Provisions (as defined in Section 7 below) prior to or on such date: (x) the date of Executive’s death or

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Total and Permanent Disability (as defined in the 2010 Plan); (y) a Change in Control (as defined in the 2010 Plan); or (z) a termination of Executive’s employment by the Company prior to the Separation Date without Cause (as defined in the Employment Agreement).

When establishing the performance objectives for the New RSUs, TCBI will not treat Executive less favorably than TCBI’s then-CEO or CFO.

(3) Prior to the Separation Date, subject to and conditioned upon, the execution and delivery by Executive of the Release and subject to Section 7, TCBI agrees to amend that certain Stock Appreciation Rights Agreement dated April 24, 2006 by and between TCBI and Executive relating to the appreciation in 5,137 shares of TCBI’s common stock to provide that such stock appreciation rights shall remain outstanding, and exercisable until 5 p.m. on April 24, 2016 (or, if earlier, until the date Executive violates any of the Surviving Provisions (as defined in Section 7 below).

(c) Benefits.

(1) After the Separation Date, Executive and his eligible dependents shall be entitled to continuation of their health insurance coverage in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and the terms of the Company’s group health plan then in effect. The Company will provide Executive under separate cover at Executive’s home address, information necessary and as required by law regarding the election of COBRA. Except as otherwise provided by Section 2(h) and Section 7, and subject to and conditioned upon, the execution and delivery by Executive of the Release, to the extent Executive elects continuation of coverage under COBRA, the Company agrees to pay the entire premium cost for such coverage for Executive and his eligible dependents, until the earlier of (i) the date that is 18-months following the Separation Date; (ii) the date coverage under the Company’s group health plan terminates for any reason (other than failure to pay the premium); (iii) the date Executive violates any of the Surviving Provisions; (iv) solely with respect to the portion of the premium cost relating to Executive’s COBRA coverage, until the date Executive obtains health insurance coverage under Medicare; or (v) until the date Executive and his eligible dependents obtains health insurance coverage under another employer’s group health plan or pursuant to an individual health insurance policy. Notwithstanding anything to the contrary contained herein, the Company retains the right to amend, modify or terminate any of its employee benefit plans, policies or programs at any time.

(2) Except as otherwise provided in Section 7, and subject to and conditioned upon, the execution and delivery by Executive of the Release, if the COBRA continuation coverage for Executive’s eligible dependents ends on the date that is 18-months following the Separation Date, the Company agrees to pay Executive an amount equal to the COBRA premium for Employee plus Family coverage then in effect under the Company’s group health plan each month during the period commencing on the date that is 18-months after the Separation Date and ending on the earlier of (i) December 31, 2015; or (ii) the date Executive violates any of the Surviving Provisions.

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(3) Except as otherwise provided by Section 7, and subject to and conditioned upon, the execution and delivery by Executive of the Release, if Executive enrolls in Medicare during the last available enrollment window that occurs while Executive is on COBRA, subject to and conditioned upon, the execution and delivery by Executive of the Release, the Company agrees to pay Executive the Supplemental Amount (as defined herein) for each month during the Medicare Coverage Period (as defined herein). For purposes of this Agreement, the “Medicare Coverage Period” means the period commencing on the date Executive’s COBRA coverage ends and ending on the earliest of: (i) December 31, 2015; (ii) the date the Company commences payments to Executive pursuant to Section 2(c)(2); or (iii) the date Executive violates any of the Surviving Provisions. For purposes of this Agreement, the “Supplemental Amount” means an amount equal to the monthly COBRA premium for Employee-only coverage then in effect for the Company’s group health plan.

(4) Executive shall remain eligible for the benefit plans and programs of the Company generally made available to employees of the Company, subject to the terms and conditions of such plans and programs.

(5) The Company agrees to take all commercially reasonable steps necessary to assist Executive with conversion of his coverage under the Company’s group life insurance policy as in effect as of the date hereof to an individual life insurance policy as of the Separation Date, and agrees to continue to pay the premium with respect to such converted policy through December 31, 2015. Notwithstanding anything to the contrary contained in this Section 2(c)(5), the Company may deduct any income or employment taxes it is required to withhold with respect to the life insurance premiums it pays in accordance with this Section 2(c)(5) from the amount of the Severance Payments described in Section 2(a) above

(d) Office Space and Employment Compensation to Secretary. Except as otherwise provided by Section 7, and subject to and conditioned upon, the execution and delivery by Executive of the Release, during the twenty-four (24) month period commencing on the Separation Date, the Company shall provide Executive with a furnished office space and shall provide Executive with secretarial assistance. The terms of this Section 2(d) will not alter or affect the at-will employment status, if any, with the Company of any individual providing such secretarial assistance. To the extent any benefits provided under this Section 2(d) are otherwise taxable to Executive, such benefits shall, for purposes of Section 409A of the Code, be provided as separate monthly in-kind payments of those benefits, and to the extent those benefits are subject to and not otherwise exempt from Section 409A of the Code, the provision of the in-kind benefits during one calendar year shall not affect the in-kind benefits to be provided in any other calendar year. Notwithstanding anything to the contrary contained in this Section 2(d), the Company may deduct any income or employment taxes it is required to withhold with respect to the value of the office space and secretarial assistance from the amount of the Severance Payments described in Section 2(a) above.

(e) Automobile. Subject to Section 2(h) and Section 7 and conditioned upon the execution and delivery of the Release by Executive, during the Severance Period, the Company shall provide Executive with an automobile allowance of Six Hundred Dollars

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($600.00) per month (which shall be added to the Severance Payments paid to Executive pursuant to Section 2(a) above), less any required federal and state withholding taxes, to cover the monthly costs associated with the leasing or purchase of an automobile (including, without limitation, gas, insurance, registration, repairs and maintenance expenses). To the extent any benefits provided under this Section 2(e) are otherwise taxable to Executive, such benefits shall, for purposes of Section 409A of the Code, be provided as separate monthly in-kind payments of those benefits, and to the extent those benefits are subject to and not otherwise exempt from Section 409A of the Code, the provision of the in-kind benefits during one calendar year shall not affect the in-kind benefits to be provided in any other calendar year. Each payment of an amount pursuant to this Section 2(e) shall be treated as a separate payment for purposes of Section 409A of the Code to the extent Section 409A of the Code applies to such payments.

(f) Legal and Other Fees. Within sixty (60) days of the Effective Date, the Company will pay up to $20,000 of Executive’s reasonable legal documented out-of-pocket legal fees and reasonable expenses incurred by Executive in connection with the preparation and negotiation of this Agreement. The amount eligible for reimbursement under this Section 2(f) during a taxable year may not affect expenses eligible for reimbursement in any other taxable year, and the right to reimbursement under this Section 2(f) is not subject to liquidation or exchange for another benefit.

(g) Waiver of Additional Compensation or Benefits. Other than the compensation and payments provided for in this Agreement or as required by law, Executive shall not be entitled to any additional compensation, payments, vacation pay, bonuses, benefits, payments or grants under the Employment Agreement or any benefit plan, long term incentive plan, option plan, severance plan or bonus or incentive program established by the Company or any of the Company’s affiliates or that otherwise relate to Executive’s employment with the Company or positions with the Company, and that Executive’s participation in such plans, policies, or programs shall cease as of the Separation Date. Executive agrees that the release in Section 3 covers any claims Executive might have regarding Executive’s compensation, bonuses, incentive compensation, stock options or grants and any other benefits Executive may or may not have received during Executive’s employment with the Company.

(h) Six-Month Delay of Payments. To the extent (i) any payments to which Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code; (ii) Executive is deemed at the time of his separation from service to be a “specified employee” under Section 409A of the Code; and (iii) at the time of Executive’s separation from service the Company is publicly traded (as defined in Section 409A of Code), then such payments (other than any payments permitted by Section 409A of the Code to be paid within six (6) months of Executive’s separation from service) shall not be made until the earlier of (x) the first day of the seventh month following Executive’s separation from service; or (y) the date of Executive’s death following such separation from service. During any period that payment or payments to Executive are deferred pursuant to this Section 2(h), Executive shall be entitled to interest on the deferred payment or payments at a per annum rate equal to Federal-Funds rate as published in The Wall Street Journal on the date of Executive’s termination of employment with the Company. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that

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period (whether in a single sum or in installments) in the absence of this Section 2(h) (together with accrued interest thereon) shall be paid to Executive or Executive’s beneficiary in one lump sum.

(i) Timing of Severance Payments Upon Death, Disability, Change in Control or Termination without Cause. Notwithstanding anything to the contrary contained herein, and except as otherwise provided by Section 2(h) and Section 7 and subject to and conditioned upon, the execution and delivery by Executive of the Release:

(1) In the event Executive’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or due to Executive’s permanent disability (as determined by the Board in its sole discretion) prior to the Separation Date; Executive shall be entitled to receive the Severance Payments at the time and in the form set forth in Section 2(a) above.

(2) In the event Executive’s employment with the Company is terminated due to his death prior to the date that all Severance Payments have been paid to Executive pursuant to Section 2(a) above, any unpaid Severance Payments shall be paid to Executive’s estate on the date that is thirty (30) days after the date of Executive’s death (with any amounts under Sections 2(a)(2), (3) or (4) payable at the target bonus percentage).

(3) In the event a Change in Control (as defined in the 2010 Plan) occurs after the Separation Date and prior to the date that all Severance Payments have been paid to Executive pursuant to Section 2(a) above, any unpaid Severance Payments shall be paid to Executive on the first payroll date that is on or after the later of (i) the effective date of the Change in Control or (ii) the sixtieth (60th) day following the date of termination (with any amounts under Sections 2(a)(2), (3) or (4) payable at the target bonus percentage).

3. Mutual Release of Claims.

(a) By Executive. In consideration of the mutual promises contained in this Agreement, including the Company’s promises to pay Executive consideration under Section 2, Executive, on behalf of himself, his heirs, executors, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges the Company and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns (collectively, the “Company Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Executive has, had, or may have against the Company Released Parties relating to or arising out of his employment, separation from employment, or retirement as President and Chief Executive Officer of TCBI and Chief Executive Officer of TCB from the beginning of time and up to and including the date of this Agreement’s execution. This Agreement includes, without limitation, (i) claims at law or equity, (ii) claims sounding in contract (express or implied) or tort, (iii) claims arising under any

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federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, hostile work environment, or retaliation (including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act Amendments Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. § 1981, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act, the Genetic Information and Nondiscrimination Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, Section 1558 of the Patient Protection and Affordable Care Act of 2010, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Texas Commission on Human Rights Act or Chapter 21 of the Texas Labor Code (as amended and renamed from time to time), any federal, state, local or municipal whistleblower protection, discrimination, wrongful discharge, anti-harassment, or anti-retaliation statute or ordinance, or any other federal, state, local, or municipal laws of any jurisdiction), (iv) claims arising under the Employee Retirement Income Security Act (except any employee benefits or employee participation rights as contained in this Agreement), or (v) any other statutory or common law claims related to his employment, separation from employment, or retirement as President and Chief Executive Officer of TCBI and Chief Executive Officer of TCB from the beginning of time and up to and including the date of this Agreement’s execution. Executive further represents that, as of the date of Executive’s execution of this Agreement, Executive has not been the victim of any illegal or wrongful acts by the Company or any of the Company Released Parties, including, without limitation, discrimination, retaliation, harassment, or any other wrongful act based on any legally protected characteristic.

(b) By the Company. In consideration of the mutual promises contained in this Agreement, including Executive’s promises to comply with the Surviving Provisions, the Company, on behalf of itself and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Executive and his heirs, executors, successors and assigns (the “Executive Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Company has, had, or may have against the Executive Released Parties relating to or arising out of his employment, separation from employment, or retirement as President and Chief Executive Officer of TCBI and Chief Executive Officer of TCB from the beginning of time and up to and including the date of this Agreement’s execution. This Agreement includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws, or any other statutory or common law claims related to Executive’s employment, separation from employment, or retirement as President and Chief Executive Officer of TCBI and Chief Executive Officer of TCB from the beginning of time and up to and including the date of this Agreement’s execution.

4. Return of the Company Property. Within seven (7) days of the Separation Date, Executive shall, to the extent not previously returned or delivered: (a) return all equipment, records, files, documents, data, programs or other materials and property in Executive’s

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possession which belongs to the Company or any one or more of its affiliates, including, without limitation, all, Confidential Information (as defined in the Employment Agreement), computer equipment, access codes, messaging devices, credit cards, cell phones, keys and access cards; and (b) deliver all original and copies of Confidential Information, notes, materials, records, plans, technical data or other documents, files or programs (whether stored in paper form, computer form, digital form, electronically or otherwise) that relate or refer to (1) the Company or any one or more of its affiliates, or (2) the Company or any one or more of the Company’s affiliates’ financial statements, business contacts, business information, strategies, sales or similar information. By signing this Agreement, Executive represents and warrants that Executive has not retained and has or will timely return and deliver all the items described or referenced in subsections (a) or (b) above; and, that should Executive later discover additional items described or referenced in subsections (a) or (b) above, Executive will promptly notify the Company and return/deliver such items to the Company.

5. No Admission Of Liability. This Agreement shall not in any way be construed as an admission by the Company, Company Released Parties, Executive or Executive Released Parties of any acts of wrongdoing or violation of any statute, law, or legal right. Rather, the Parties specifically deny and disclaim that either has any liability to the other.

6. Mutual Non-Disparagement. Executive and the Company agree not to make any statements that disparage the reputation of (i) the Company, its products, services or employees, or (ii) Executive’s skills, integrity, or Executive’s personal or business reputation. Executive acknowledges that in executing this Agreement, he has knowingly, voluntarily and intelligently waived any free speech or First Amendment rights under the United States Constitution to disclose, publish or communicate any disparaging statements about the Company. Executive and the Company further acknowledge and agree that any breach or violation of this non-disparagement provision shall entitle Executive or the Company to seek injunctive relief to prevent any future breaches of this provision and/or to sue the other party to this Agreement for the immediate recovery of any damages caused by such breach. For purposes of this provision, the Company’s obligation shall be limited to only the Governance and Nominating Committee of the Board and executives who are members of the Company’s Senior Policy Committee.

7. Restrictive Covenants. Executive acknowledges and agrees that Section 6, Protective Covenants and Section 11.b., Arbitration of the Employment Agreement (the “Surviving Provisions”) shall remain in full force and effect, shall survive this Agreement, and are incorporated by reference into this Agreement. Executive reaffirms and agrees to observe and abide by the terms of the Surviving Provisions, as further amended by this Agreement. Specifically, in exchange for the Company’s promise to provide Executive some new Confidential Information (as defined in the Employment Agreement) through the Separation Date, and for other good and valuable consideration provided to Executive under this Agreement, Executive and Company agree that the one-year restricted period referenced in Sections 6(e)(“Covenant Not to Compete”) and 6(f)(“Non-Solicitation of Customers and Employees”) of the Surviving Provisions shall be amended in that the one-year restricted period referenced in Sections 6(e) and 6(f) of the Employment Agreement will be replaced with a two-year restricted period. Additionally, Executive understands and agrees that if the Company determines that Executive has breached any of Executive’s obligations under this Agreement,

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including the Surviving Provisions (as further amended by this Agreement), the Company’s determination will result in Executive’s immediate forfeiture of any unpaid portion of the Severance Payments and others benefits and payments under Section 2. Further, the Company shall have the right to cease paying any further installments of the Severance Payments and shall no longer provide the benefits or other payments provided under Section 2. Any references to “Surviving Provisions” in this Agreement shall mean the Surviving Provisions as amended by this Section 7.

8. Cooperation. Executive hereby agrees to provide his full cooperation, at the request of the Company, with any of the Released Parties in the transitioning of his job duties and responsibilities, any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Executive worked on or had responsibility during his employment with the Company. Executive also agrees to be reasonably available to the Company or its representatives to provide general advice or assistance as requested by the Company. This includes but is not limited to testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any investigation, litigation, claims or other disputed items involving the Company that relate to matters within the knowledge or responsibility of Executive. Specifically, Executive agrees (i) to meet with the Company’s representatives, its counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; (iii) to provide the Company with immediate notice of contact or subpoena by any non-governmental adverse party, and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives. Executive acknowledges and understands that his obligations of cooperation under this Section 8 are not limited in time and may include, but shall not be limited to, the need for or availability for testimony. Executive shall receive no additional compensation for time spent assisting the Company pursuant to this Section 8 up through December 31, 2015, after which time, Executive shall be compensated at the rate of $300/hour for any time he spends assisting the Company pursuant to this Section 8.

9. Announcements. Following execution of this Agreement, the Parties agree to develop and agree on an overall plan for the formal announcement of Executive’s resignation to employees of the Company and third parties and the Parties agree that neither the Company nor Executive will make any formal announcements concerning Executive’s resignation to employees of the Company or third parties until finalization of such plan except (i) as and when mutually agreed by the Parties, which agreement shall not unreasonably be withheld, or (ii) as required by law.

10. No Assignment Of Claims. Executive represents that he has not transferred or assigned, to any person or entity, any claim involving the Company, or the Company Released Parties, or any portion thereof or interest therein.

11. Binding Effect Of Agreement. This Agreement shall be binding upon the Company (and its successors and assigns) and upon Executive and his heirs, spouse, representatives, successors and assigns.

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12. Controlling Law. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas. The Company and Executive agree that the language on this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the Parties. Venue of any litigation arising from this Agreement shall be in a court of competent jurisdiction in a state or federal court located in Texas.

13. Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

14. No Waiver. This Agreement may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Parties. Failure to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the Parties.

15. Entire Agreement. Except for the Surviving Provisions, the Officer Indemnity Agreement by and between the Company and Executive dated December 17, 2004 (the “Indemnity Agreement”), and any benefit plans of the Company providing benefits to Executive, this Agreement sets forth the entire agreement between the Parties concerning the subject matter in this Agreement, and fully supersedes any and all prior agreements, promises, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Agreement and Executive’s employment with the Company, including the Employment Agreement. Executive represents and acknowledges that in executing this Agreement, he does not rely, and has not relied, upon any prior oral or written communications, promises, statements, agreements, inducements, understandings or representations by the Company or any of the Company Released Parties, except as expressly contained in this Agreement. Therefore, Executive understands that Executive is precluded from bringing any fraud or similar claim against the Company or any of the Company Released Parties associated with any such communications, promises, agreements, statements, inducements, understandings, or representations. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect. The Parties are entering into this Agreement based on their own judgment.

16. Indemnification. The Parties acknowledge and agree that the Indemnity Agreement shall remain in full force and in effect and the Parties obligations and duties thereunder are not in any way modified or superseded by this Agreement. The Company agrees that, at all times that the Indemnity Agreement remains in effect after the Separation Date, it shall maintain a directors’ and officers’ liability insurance policy covering Executive in an amount, and on terms and conditions (including without limitation, with respect to scope, exclusions, sub-amounts and deductibles) no less favorable to him than the coverage that the Company provides to its other senior executives and directors from time to time.

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17. Section 409A of the Code. It is intended that this Agreement comply with the provisions of Section 409A of the Code and the regulations and guidance of general applicability issued thereunder so as to not subject Executive to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions.

18. Knowing and Voluntary Waiver. Executive, by Executive’s free and voluntary act of signing below, (i) acknowledges that he has been given a period of 21 days to consider whether to agree to the terms contained herein, (ii) acknowledges that he has been advised in writing to consult with an attorney prior to executing this Agreement, (iii) acknowledges that he understands that this Agreement specifically releases and waives all rights and claims Executive may have under the Age Discrimination in Employment Act, as amended (“ADEA”) prior to the date on which Executive signs this Agreement, and (iv) agrees to all of the terms of this Agreement and intends to be legally bound thereby. Furthermore, Executive acknowledges that the promises and benefits provided for in Section 2 of this Agreement will be delayed until this Agreement becomes effective, enforceable and irrevocable.

This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by Executive (the “Effective Date”). During the seven-day period prior to the Effective Date, Executive may revoke his agreement to accept the terms hereof by indicating in writing to the Company his intention to revoke. Apart from those payments or benefits Executive is entitled to as a matter of law, if Executive exercises his right to revoke hereunder, Executive shall forfeit his right to receive any of the payments or benefits provided for herein, and to the extent such payments or benefits have already been made, Executive agrees that he will immediately reimburse the Company for the amounts of such promises and benefits.

[Remainder of Page Intentionally Left Blank]

RETIREMENT TRANSITION AGREEMENT AND RELEASE	PAGE 12

Please read this document carefully as it includes a release of claims.

IN WITNESS WHEREOF, TCBI and Executive hereto evidence their agreement by their signatures.

George F. Jones, Jr.	Larry L. Helm,
Chair of the Board of Directors of TCBI

Date:	Date:

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EXHIBIT A

FORM OF WAIVER AND RELEASE OF CLAIMS

MUTUAL RELEASE

This Mutual Release (“Release”), effective as of the date described in Release Paragraph          below (the “Effective Date”), is made and entered into by and between George F. Jones, Jr. (“Executive”) and Texas Capital Bancshares, Inc., which is the holding company of Texas Capital Bank, N.A. (collectively, the “Company” or “TCBI”). Terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Retirement Transition Agreement and Release entered into June     , 2013 by and between TCBI and Executive (the “Agreement”).

WHEREAS, Executive and TCBI are parties to the Agreement; and

WHEREAS, Section 2 of the Agreement provides that Executive is entitled to certain payments and benefits if he signs a mutual release agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which are acknowledged, Executive and TCBI agree as follows:

1. Mutual Release.

A. By Executive. In consideration of the mutual promises contained in the Agreement, including TCBI’s promises to pay Executive consideration under Section 2 of the Agreement, which are in addition to anything of value to which Executive is already entitled, Executive, on behalf of himself, his heirs, executors, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges TCBI and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns (collectively, the “TCBI Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Executive has, had, or may have against the TCBI Released Parties relating to or arising out of his employment prior to the Separation Date, separation from employment, or retirement, or any terms of the Agreement in effect prior to the Separation Date, from the Effective Date and up to and including the date of this Release. This Release includes, without limitation, (i) claims at law or equity, or (ii) claims sounding in contract (express or implied) or tort, (iii) claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, hostile work environment, or retaliation (including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act Amendments Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. § 1981, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act, the Genetic Information and Nondiscrimination Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, Section 1558 of the Patient Protection and Affordable Care Act of 2010, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Texas Commission on Human Rights Act or Chapter 21 of the Texas Labor Code (as amended and renamed from time to time), any federal, state, local or municipal whistleblower protection, wrongful discharge, anti-harassment, or anti-retaliation statute or ordinance, or any other federal, state, local, or municipal laws of any jurisdiction), (iv) claims arising under the Employee Retirement Income Security Act (except

RETIREMENT TRANSITION AGREEMENT AND RELEASE	PAGE 14

any employee benefits or employee participation rights as contained in the Agreement), or (v) any other statutory or common law claims related to or arising out of his employment prior to the Separation Date separation from employment, retirement, or any terms of the Agreement in effect prior to the Separation Date from the Effective Date and up to and including the date of this Release’s execution. Executive further represents that, as of the date of Executive’s execution of this Release, Executive has not been the victim of any illegal or wrongful acts by the Company or any of the Company Released Parties, including, without limitation, discrimination, retaliation, harassment, or any other wrongful act based on any legally protected characteristic.

B. By TCBI. In consideration of the mutual promises contained in the Agreement, including Executive’s promises to comply with the Surviving Provisions, which are in addition to anything of value to which TCBI is already entitled, TCBI, on behalf of itself and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Executive and his heirs, executors, successors and assigns (the “Executive Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which TCBI has, had, or may have against the Executive Released Parties relating to or arising out of his employment prior to the Separation Date, separation from employment, retirement, or any terms of the Agreement in effect prior to the Separation Date from the Effective Date and up to and including the date of this Release’s execution. This Release includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws; , or any other statutory or common law claims related to relating to or arising out of Executive’s employment prior to the Separation Date, separation from employment, retirement, or any terms of the Agreement in effect prior to the Separation Date from the Effective Date and up to and including the date of this Release.

2. No Admission of Liability. Executive understands and agrees that this Release shall not in any way be construed as an admission by the TCBI Released Parties of any unlawful or wrongful acts whatsoever against Executive or any other person. The TCBI Released Parties specifically disclaim any liability to or wrongful acts against Executive or any other person. TCBI understands and agrees that this Release shall not in any way be construed as an admission by the Executive Released Parties of any unlawful or wrongful acts whatsoever against TCBI or any other person. The Executive Released Parties specifically disclaim any liability to or wrongful acts against TCBI or any other person.

3. Time to Consider Release. Executive acknowledges that he have been advised in writing by TCBI that he should consult an attorney before executing this Release, and Executive further acknowledges that he has been given a period of twenty-one (21) calendar days within which to review and consider the provisions of this Release. Executive understands that if he does not sign this Release before the twenty-one (21) calendar day period expires, this Release offer will be withdrawn automatically.

4. Revocation Period. Executive understands and acknowledges that he has seven (7) calendar days following the execution of this Release to revoke his acceptance of this Release. This Release will not become effective or enforceable, and the Severance Payments will not become payable, until after this revocation period has expired without his revocation. If Executive does not revoke the Release within the revocation period, TCBI shall commence the payments under Section 2 on the first payroll date in 2014 that is on or after January 30, 2014.

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5. Knowing and Voluntary Release. Executive and TCBI each understand that it is their choice whether to enter into this Release and that each of their decisions to do so is voluntary and is made knowingly.

6. No Prior Representations or Inducements; Entire Agreement. This Release sets forth the entire agreement between the parties concerning the subject matter in this Release, and fully supersedes any and all prior agreements, promises, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Release and Executive’s employment with the Company, apart from the Agreement and the Officer Indemnity Agreement by and between the Company and Executive dated December 17, 2004 (the “Indemnity Agreement”). The Company and Executive acknowledge and agree that the Indemnity Agreement shall remain in full force and in effect after the Separation Date and that their respective obligations and duties thereunder are not in any way modified or superseded by this Release. Executive represents and acknowledges that in executing this Release, he does not rely, and has not relied, upon any prior oral or written communications, promises, statements, agreements, inducements, understandings or representations by the Company or any of the TCBI Released Parties, except as expressly contained in this Release. Therefore, Executive understands that Executive is precluded from bringing any fraud or similar claim against the Company or any of the TCBI Released Parties associated with any such communications, promises, agreements, statements, inducements, understandings, or representations. No oral statements or other prior written material not specifically incorporated into this Release shall be of any force and effect. The parties are entering into this Release based on their own judgment.

7. Choice of Law. This Release shall, in all respects, be interpreted, enforced, and governed under the laws of the State of Texas. Executive and TCBI agree that the language of this Release shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the parties.

8. Severability. TCBI and Executive agree that should a court declare or determine that any provision of this Release is illegal or invalid, the validity of the remaining parts, terms or provisions of this Release will not be affected and any illegal or invalid part, term, or provision, will not be deemed to be a part of this Release.

9. Counterparts. TCBI and Executive agree that this Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

Please read this document carefully as it includes a release of claims.

IN WITNESS WHEREOF, TCBI and Executive hereto evidence their agreement by their signatures.

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Executive Signature [Signature]	TCBI Representative [Signature]

George F. Jones, Jr.	TCBI Representative [Printed Name]

Date	Date

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EXHIBIT B

1.	Performance Award Agreement under the Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan with respect to 29,535 Performance Units dated February 21, 2012.

2.	Performance Award Agreement under the Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan with respect to 62,959 Performance Units dated January 10, 2011.

3.	Performance Award Agreement under the Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan with respect to 20,704 Performance Units dated March , 2013.

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